UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 21, 2016

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

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Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signature	4

Item 5.07.                          Submission of Matters to a Vote of Security Holders.

On September 21, 2016, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At this meeting, the Company’s shareholders: (i) elected each of the six persons listed below under Proposal 1 to serve as a director of the Company until the 2017 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2017; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote). The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect six directors to serve until the 2017 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	10,042,262	305,901	1,241,243
Patrick B. Flavin	10,046,090	302,073	1,241,243
Fred A. Jackson	10,280,914	67,249	1,241,243
Kenneth R. Larson	10,198,321	149,842	1,241,243
Kenneth W. McAllister	10,196,254	151,909	1,241,243
Franklin N. Saxon	10,252,071	96,092	1,241,243

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2017

For	11,515,820
Against	70,580
Abstain	3,006
Non-Votes	-

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	8,628,441
Against	1,703,156
Abstain	16,566
Non-Votes	1,241,243

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            September 26, 2016

Culp, Inc.

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

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